EXHIBIT 10.9

                               THE OILGEAR COMPANY
                           CHANGE OF CONTROL AGREEMENT

         This AGREEMENT (the "Agreement") is made as of the eighth day of December, 2003, by and between THE OILGEAR COMPANY, a Wisconsin corporation (the "Company") and David A. Zuege (the "Executive").

         The Executive and the Company recognize that the Executive is currently an "at will" employee of the Company. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         This Change of Control Agreement is designed to provide the Executive with certain compensation and benefits upon a Change in Control. During the term of this Agreement, but prior to the Effective Date (as defined below), the Executive's employment may be terminated by either the Executive or the Company at any time in which case neither the Executive nor the Company shall have any rights under this Agreement. From and after the Effective Date, this Agreement shall be fully effective between the parties with respect to the subject matter hereof.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions.

                  (a) The "Effective Date" shall mean the first date during the term of this Agreement (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company or this Agreement is terminated by the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or of this Agreement (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a specific identified Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or purported termination of this Agreement.

                  (b) The term of this Agreement shall be the period commencing on the date hereof and ending on December 31, 2005; provided, however, that commencing on December 31, 2004, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the term of the agreement shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company's Board of Directors has elected not to extend the the Agreement and has given written notice to the Executive.


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         2. Change of Control. For the purpose of this Agreement, a "Change of
Control" shall be deemed to have occurred if and when: (a) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934), other than the Company or any of its subsidiaries, the Oilgear Stock Retirement Plan, the Oilgear Salaried Savings Plus Plan, or any other qualified or non-qualified plan maintained by the Company or any of its affiliates, is or becomes a beneficial owner (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities,
(b)at any time less than a majority of the members of the Company Board shall be persons who were either nominated for election by the Board (prior to any Change in Control) or were elected by the Board (prior to any Change in Control), (c) the Company sells, leases or otherwise transfers all or substantially all of its assets not in the ordinary course of business to another person or party, (d) the Company is combined (by merger, consolidation or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the immediate former shareholders of the Company.

         3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary of such date; provided, however, that on each anniversary of the Effective Date the term of the Agreement shall automatically be extended for an additional one-year period (restoring the initial one-year term), unless either party notifies the other party in writing at least 60 days prior to such anniversary. The term of employment under this Agreement as effective from time to time shall be referred to as the "Employment Period."

         4. Terms of Employment.

                  (a) Position and Duties.

                           (i) During the Employment Period, [a] the Executive's
position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and [b] the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 60 miles from such location (the "Geographical Employment Area").

                           (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to [a] serve on corporate, civic or charitable boards or committees, [b] deliver lectures, fulfill speaking engagements or teach at educational institutions and [c] manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance


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with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b) Compensation.

                           (i) Base Salary. During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary") at least equal to base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies as reflected on the Company's records immediate prior to the Effective Date and immediately prior to entering into an agreement with any other party that could lead to a Change in Control, without regard to any temporary salary adjustment, such as a temporary salary reduction. During the Employment Period, the Annual Base Salary shall be reviewed at least annually for possible increase. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                           (ii) Annual Bonus. In addition to Annual Base Salary,
the Executive shall be eligible to participate in any bonus plan sponsored by the Company, on a basis consistent with that of other comparable employees.

                           (iii) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies.

                           (iv) Other Benefits. During the Employment Period,
the Executive shall be entitled to participate in all fringe benefit, expense reimbursement, vacation, company car or car allowance, as applicable (if Executive was receiving such benefit prior to the Change of Control), incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with less favorable benefits, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date.


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         5. Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 14(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For the sole and exclusive purposes of this Agreement, the termination of Executive's employment will be deemed for "Cause" only if:

                           (i) such termination is due to the Executive's fraud
or criminal conduct that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; or

                           (ii) the Executive has materially and willfully
breached his or her responsibilities or willfully failed to comply with reasonable policies of the Company's Board of Directors; but, in each case, only if the Company has given the Executive written notice specifying the breach or failure to comply complained of, demanding that the Executive remedy such breach or failure to comply and affording the Executive an opportunity to be heard in connection therewith, and the Executive either failed to remedy such alleged breach or failed to comply within 30 days from receipt of such written notice or failed to take all reasonable steps to that end during such 30-day period and thereafter.

         For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity,


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together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For the sole and exclusive purposes of this Agreement, "Good Reason" shall exist, only if, without Executive's express written consent:

                           (i) There is a diminution of the Executive's assigned
duties and responsibilities including, without limitation, any removal of the Executive's title(s), reporting responsibilities or any diminution of the powers associated with such position. The Executive must deliver written notice to the Company specifying the diminution in assigned duties that the Executive believes justifies such termination, and the Company must fail to reverse the same or to take all reasonable steps to that end within 30 days of receiving such notice;

                           (ii) The Company reduces the Executive's salary below
that in effect as of the Effective Date;

                           (iii) The Company requires the Executive to relocate
Executive's principal business office or his principal place of residence outside the Geographical Employment Area or assigns to Executive duties that would require such relocation;

                           (iv) The Company requires the Executive, or assigns
duties to the Executive that would require Executive, to spend more than sixty normal working days away from the Geographical Employment Area during any consecutive twelve-month period;

                           (v) The Company fails to continue in effect any cash
or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, unless the aggregate value to the Executive of all such compensation, retirement and benefit plans provided to the Executive is not less than their aggregate value as of the date of the Agreement (or as of the Change, if greater);

                           (vi) The delivery by the Company of a notice of
non-renewal pursuant to Section 3 hereof; or

                           (vii) There is a reasonable determination by the
Executive that as a result of a significant change in management philosophy that he is in a situation inconsistent with his reasonable professional goals. The Executive must deliver written notice to the Company specifying the changes in management philosophy and the reasons that the Executive believes such changes justifies such termination, and the Company must fail to remedy the same within 30 days of receiving such notice.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) of this Agreement. For purposes of this


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Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         6. Obligations of the Company upon Termination.

                  (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                           (i) The Company shall pay to the Executive in a lump
sum in cash within 15 days after the Date of Termination the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid (the "Accrued Compensation").

                           (ii) The Company shall pay to the Executive in a lump
sum in cash within 30 days after the Date of Termination an amount equal to two
(2) times his gross annual compensation. For this purpose, the Executive's gross annual compensation shall be equal to the sum of [a] Executive's base salary at the time of termination, without regard to any temporary salary adjustment, such as a temporary salary reduction, [b] the average of the bonus paid to Executive in the five calendar years immediately prior to the Date of Termination, and [c] the full value of all perquisites provided to Executive in the calendar year immediately prior to the Effective Date, including Company automobile, club dues, stock purchase plan forgiveness and tax preparation. One-fourth of the amount payable under this Section 6(a)(ii) (the "Non-Compete Payment") shall be deemed to be allocable to compliance with the covenants applicable to Executive contained in Section 10 (Confidential Information), Section 11 (Agreement Not to Solicit Employees) and Section 12 (Non-competition and Inventions). In the event of Executive's breach of any of these provisions, the Executive shall be required to remit the Non-Compete Payment to the Company in full within ten (10) business days following a good faith determination by the Company that such a breach has occurred.


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                           (iii) For three years after the Executive's Date of
Termination, or until Executive attains age sixty-five, whichever is earlier, the Company shall continue to provide medical, dental and vision benefits to the Executive and/or the Executive's family that are at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) of this Agreement if the Executive's employment had not been terminated and at a cost which does not exceed the amount Executive paid for such coverage immediately prior to the Effective Date, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical benefits under another employer provided plan, the medical benefits described herein shall be terminated;

                           (iv) The Company shall, at its sole expense as
incurred, provide the Executive with outplacement services, the scope and provider of which shall be selected by the Company in its sole discretion; and

                           (v) To the extent not theretofore paid or provided,
the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Compensation and the timely payment or provision of Other Benefits. Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with


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respect to other peer executives and their families at any time during the
120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, and (ii) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Compensation and the timely payment or provision of Other Benefits. In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         7. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, including the SERP, Key Employee Stock Purchase Plan, Deferred Health Care Credits and Deferred Directors Fee Plan, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         9. Certain Additional Payments by the Company

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and


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Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm as may be mutually agreed to by the Company and the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) Give the Company any information reasonably
requested by the Company relating to such claim,

                           (ii) Take such action in connection with contesting
such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) Cooperate with the Company in good faith in
order effectively to contest such claim, and


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                           (iv) Permit the Company to participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Confidential Information.

                  (a) Non-Disclosure. During Executive's employment or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Executive will not directly or indirectly, reveal, divulge, disclose or communicate to any person or entity other than authorized officers, directors and executives of Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Employer, except in connection with the fulfillment of his duties hereunder.


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                  (b) Definition. As used herein, "Confidential Information"
means information disclosed to or known by Executive as a direct or indirect consequence of or through his association with Employer and its subsidiaries and affiliates, about Employer or any subsidiary or affiliate of Employer, their businesses, products and practices, including but not limited to trade secrets, know-how, technical information, and financial information, which information is not generally known in the business in which Employer or any subsidiary of Employer is or may become engaged. However, Confidential Information shall not include any information which is (i) available to the public from a source other than Executive, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Executive from a third party not under a similar obligation of confidentiality to Employer, or (iv) required to be disclosed by any reporting requirements of NASDAQ, the SEC, court process or any other government or agency or department of any government.

                  (c) Return of Property. Upon termination of Executive's employment, Executive will surrender to Employer all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of Employer and all subsidiaries and affiliates of Employer, and all copies thereof, and all other property belonging to Employer and all subsidiaries and affiliates of Employer, provided that Executive shall be accorded reasonable access to such materials subsequent thereto for any proper purpose as determined in the reasonable judgment of Employer.

         11. Agreement Not to Solicit Employees. Executive agrees that, for a period of one year following the termination of the employment, neither he nor any affiliate shall, either alone or on behalf of any business, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, Employer or any subsidiary of Employer to terminate his employment or agency, as the case may be, with the Employer or such subsidiary provided Executive further agrees that, for a period of one year following the termination of employment, neither he nor any affiliate shall either act on behalf of any business engaged in a business competitive with Employer or subsidiary, solicit or induce in any manner or attempt to solicit or induce any person hired by Executive as an employee of or agent of Employer or any subsidiary of Employer to terminate his employment or agency as the case may be with Employer or such subsidiary.

         12. Non-competition and Inventions.

                  (a) During the period of employment of Executive and for a period of one year after Executive's termination of employment for any reason, Executive shall not directly or indirectly as a principal, agent, owner, employee, consultant, advisor, trustee, beneficiary, distributor, partner, co-venturer, officer, director, stockholder or in any other capacity, nor will any entity owned by Executive:

                           (i) divert or attempt to divert any business from the
Company or engage in any act likely to cause any customer or supplier of the Company to discontinue or curtail its business with the Company or to do business with another entity, firm, business, activity or enterprise directly or indirectly competitive with the Company; or

                           (ii) contact, sell or solicit to sell or attempt to
contact, sell or solicit to sell products competitive to those sold by the Company to any customer of the Company with which Executive had contact while performing services for the Company; or

                           (iii) compete with the Company and its subsidiaries
by selling any products or services in direct competition with the Company or its subsidiaries anywhere in the world.

         Notwithstanding the provisions above, Executive may acquire securities of any entity, the securities of which are publicly traded, provided that the value of the securities of such entity held directly or indirectly by Executive immediately following such acquisition is less than 5% of the total value of the then outstanding class or type of securities acquired.

                  (b) Executive acknowledges and agrees that the restrictions set forth in this Section 12 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the Company.

                  (c) Executive hereby sells, transfers and assigns to the Company the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable materials, made or conceived by the Executive, solely or jointly, or in whole or in part, during the period Executive is bound by this Agreement which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii)) otherwise relate to or pertain to the business functions or operations of the Company or any subsidiary, or (iii)) arise (wholly or partly) from the efforts of the Executive during his term of employment in connection with his performance of his duties hereunder. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. This provision does not relate to any invention for which (i) no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time and which does not relate (A) directly to the business of the Company, or (B) to the Company's actual or demonstrably anticipated research or development; or (ii) does not result from any work performed by the Executive for the Company.

                  (d) The provisions in this paragraph are a supplement to any other confidentiality and non-compete provisions applicable to the Executive in any other agreements.

         13. Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         14. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:       David A Zuege
                           W303 N3247 Timber Hill Court
                           Pewaukee, WI 53072

If to the Company:         THE OILGEAR COMPANY
                           2300 South 51st Street
                           Milwaukee, WI  53219

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(vii) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         15. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Milwaukee, Wisconsin before the Resolute Systems, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Resolute Systems is unavailable to conduct the arbitration, then it shall be before another arbitral body in Milwaukee, Wisconsin selected by the parties or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLI-GENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance or other equitable relief and award damages and other relief available under this Agreement or applicable law. The decision of the arbitrator will be final and binding, and judgment on the award by the arbitrator may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. If the Executive is the prevailing party in any such arbitration or in any action to enforce this Agreement, the Executive will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrator and attorneys, incurred in connection therewith. If the Executive prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by the Executive on a basis he deems appropriate.

         16. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                  /s/ David A Zuege
                                                 -------------------------------
                                                           [Executive]

                                                 THE OILGEAR COMPANY

                                                 By:   /s/ Thomas J. Price
                                                    ----------------------------


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